EXHIBIT 4.2








                         MedImmune, Inc.










                ________________________________


                     1991 Stock Option Plan

                ________________________________















                                          As amended May 16, 1997

                        MedImmune, Inc.
                     1991 Stock Option Plan



     Table of Contents

1.  Purpose of the Plan                                       S-1

2.  Administration of the Plan                                S-1
     a.  Administration                                       S-1
     b.  Applicability of Rule 16b-3                          S-2

3.  Shares of Stock Subject to the Plan                       S-2
     a.  Number of Shares                                     S-2
     b.  Character of Shares                                  S-2
     c.  Reservation of Shares                                S-2

4.  Eligibility                                               S-3
     a.  General                                              S-3
     b.  Exceptions                                           S-3

5.  Grant of Options                                          S-3
     a.  General                                              S-3
     b.  Option Agreements                                    S-4
     c.  No Evidence of Employment                            S-4
     d.  Date of Grant                                        S-4
     e.  Maximum Grant                                        S-4

6.  Option Price                                              S-5

7.  Exercisability of Options                                 S-5
     a.  Committee Determination                              S-5
     b.  Automatic Termination of Option                      S-5
     c.  Limitations on Option                                S-6
     d.  Parachute Limitations                                S-6

8.  Procedure for Exercise                                    S-7
     a.  Payment                                              S-7
     b.  Notice                                               S-7
     c.  Issuance of Certificates                             S-8

9.  Adjustments                                               S-9
     a.  Changes in Stock                                     S-9
     b.  Reorganization in Which the Company is the Surviving
          Corporation                                         S-9
     c.  Reorganization in Which the Company Is Not the Surviving
          Corporation
          or Sale of Assets or Stock                          S-9
     d.  Special Rules                                       S-10

10.  Restriction on Options and Optioned Shares              S-10
     a.  Compliance with Securities Laws                     S-10
     b.  Right of First Refusal; Right of First offer        S-11
     c.  Nonassignability of Option Rights                   S-11
     d.  Repurchase Rights                                   S-12

11.  Cancellation and New Grant of Options, etc.             S-12

12.  Other Employee Benefits                                 S-13

13.  Effective Date of Plan                                  S-13

14.  Expiration and Termination of the Plan                  S-13

15.  Amendment of Plan                                       S-13

16.  Captions                                                S-14

17.  Disqualifying Dispositions                              S-14

18.  Withholding Taxes                                       S-14

19.  Other Provisions                                        S-14

20.  Number and Gender                                       S-15

21.  Severability                                            S-15

22.  Governing Law                                           S-15

                         MEDIMMUNE, INC.
                     1991 Stock Option Plan

1.  Purpose of the Plan

     The purpose of the 1991 Stock Option Plan (the "Plan") is
(i) to further the growth and success of MedImmune, Inc. (the "Company") and its subsidiaries by enabling selected employees of, and consultants and advisors to, the Company and any such subsidiaries to acquire shares of Common Stock, $.01 par value (the "Common Stock"), of the Company, thereby increasing their personal interest in such growth and success, and (ii) to provide a means of rewarding outstanding performance by such persons to the Company and/or its subsidiaries. Options granted under the Plan may be either "incentive stock options" ("ISOs"), intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options ("NSOs"). For purposes of the Plan, the terms "parent" and "subsidiary" shall mean "parent corporation" and "subsidiary corporation," respectively, as such terms are defined in Section 424(e) and (f) of the Code. Unless the context otherwise requires, an ISO or NSO shall hereinafter be referred to as an "Option."


     2.  Administration of the Plan

     a.  Administration

     The Plan shall be administered by the Compensation and Stock Committee (the "Committee") of the Board of Directors of the Company, which shall be appointed by the Board of Directors. The Board of Directors may remove members, add members, and fill vacancies on the Committee from time to time, all in accordance with the Company's certificate of incorporation and by-laws and the applicable laws. The Committee, however, shall at all times consist of no fewer than two members of the Board of Directors. No member of the Committee shall be an officer or other salaried employee of the Corporation or any of its subsidiaries, and each member of the Committee shall qualify in all respects as a "disinterested person" as defined in Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act"). Therefore, each Committee member during the period that he is a Committee member and at all times within one year prior to becoming such a member must not be or have been eligible for designation as an Optionee under this Plan or designation as a person to whom stock options, stock appreciation rights, or other equity securities may be granted pursuant to this Plan or any other plan of the Company or any of its affiliates entitling the participants to acquire stock, stock options, stock appreciation rights, or other equity securities of the Company or any of its affiliates.

     The Committee shall have the full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Option or any Option Agreement entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Committee to be necessary or appropriate to the administration of the Plan, any Option or any Option Agreement entered into hereunder. Any acts reduced to or approved in writing by a majority of the members of the Committee or approved by majority vote of the Committee members shall be the valid acts of the Committee. Any interpretation or construction by the Committee of any provision of the Plan, of any Option or of any Option Agreement entered into hereunder shall be final and conclusive. No Committee member shall be liable for any action or determination made in good faith with respect to the Plan, any Option or any Option Agreement entered into hereunder.


     b.   Applicability of Rule 16b-3

     Those provisions of the Plan which make express reference to Rule 16b-3 shall apply to the Company only at such time as the Company's Common Stock is registered under the Exchange Act, and then only to such persons as are required to file reports under
Section 16(a) of the Exchange Act (a "Reporting Person").


3.  Shares of Stock Subject to the Plan

     a.  Number of Shares

Subject to the provisions of Section 9 (relating to adjustments upon changes in capital structure and other corporate transactions), the number of shares of Common Stock subject at any one time to Options granted under the Plan, plus the number of shares of Common Stock theretofore issued and delivered pursuant to the exercise of Options granted under the Plan, shall not exceed 5,500,000 shares. If and to the extent that Options granted under the Plan terminate, expire or are cancelled without having been fully exercised, new Options may be granted under the Plan with respect to the shares of Common Stock covered by the unexercised portion of such terminated, expired or cancelled Options.


     b.  Character of Shares

     The shares of Common Stock issuable upon exercise of an Option granted under the Plan shall be (i) authorized but unissued shares of Common Stock, (ii) shares of Common Stock held in the Company's treasury or (iii) a combination of the foregoing.


     c.  Reservation of Shares

     The number of shares of Common Stock reserved for issuance under the Plan shall at no time be less than the maximum number of shares which may be purchased at any time pursuant to outstanding options.

4.  Eligibility

     a.  General

     Options may be granted under the Plan only to

     (i) persons who are officers or employees of the Company or any of its subsidiaries at the time of grant: or

     (ii) persons who are consultants or advisors to the Company or any of its subsidiaries as the Committee shall determine and designate from time to time before the expiration or termination of the Plan.

     Options granted to officers or employees of the Company or any of its subsidiaries shall be, in the discretion of the Committee, either ISOs or NSOs, and Options granted to consultants or advisors shall be NSOs. Notwithstanding the foregoing, Options may be conditionally granted to persons who are prospective employees of the Company or any of its subsidiaries; provided, however, that any such grants shall become, by their terms, effective no earlier than the date specified in Section 5.d. or, if determined by the Committee in accordance with Section 5.d., the date on which such persons actually become employees.

     b.  Exceptions

     Notwithstanding anything contained in Section 4.a. to the contrary, no ISO may be granted under the Plan to an employee who owns, directly or indirectly (within the meaning of Sections 422(b)(6) and 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent, if any, or any of its subsidiaries, unless (A) the Option Price (as defined in Section 6) of the shares of Common Stock subject to such ISO is fixed at not less than 110% of the fair market value (as determined in accordance with Section 6 on the date of grant) of such shares and (B) such ISO by its terms is not exercisable after the expiration of five years from the date that such ISO is granted.

     5.  Grant of Options

     a.  General

     Options may be granted under the Plan at any time and from time to time on or prior to the Expiration Date (as defined in Section 14). Subject to the provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine:

          (i) the persons (from among the class of persons eligible under Section 4 to receive Options under the Plan) to whom Options shall be granted (the "Optionees");

          (ii) the time or times at which Options shall be granted;

          (iii) the number of shares subject to each Option;

          (iv) the Option Price of the shares subject to each Option, which price shall not be less than the minimum specified in Section 4.b. or 6 (as applicable);

          (v) the time or times when each Option shall become exercisable and the duration of the exercise period; and

          (vi) any restrictions on sale and repurchase rights which shall be placed upon shares purchased upon exercise of an Option, as contemplated by Section 10.b.

     b.  Option Agreements

     Each Option granted under the Plan shall be designated as an ISO or an NSO and shall be subject to the terms and conditions applicable to ISOs and/or NSOs (as the case may be) set forth in the Plan. In addition, each Option shall be evidenced by a written agreement (an "Option Agreement"), containing such terms and conditions and in such form, not inconsistent with the Plan, as the Committee shall, in its discretion, provide. Such Option Agreements may differ among Optionees. Each Option Agreement shall be executed by the Company and the Optionee.

     c.  No Evidence of Employment

     Nothing contained in the Plan or in any Option Agreement shall confer upon any Optionee any right with respect to the continuation of his employment by the Company or any of its subsidiaries or interfere in any way with the right of the Company or any such subsidiary at any time to terminate such employment or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of an Option.

     d.  Date of Grant

     The date of grant of an Option under this Plan shall be the later of (i) the date as of which the Committee approves the grant and (ii) the date as of which the Optionee becomes an employee or, in the case of an NSO, a consultant or an advisor (as the case may be) of the Company or one of its subsidiaries.


     e.  Maximum Grant

     The number of shares of Common Stock underlying Options that may be granted under the Plan to any one person during any one calendar year shall not exceed 400,000 shares, subject to adjustment in the same manner as provided in Section 9 (relating to adjustments upon changes in capital structure and other corporate transaction). To the extent required for exemption under Section 162(m) of the Code, any Option shares that are cancelled or repriced shall not again be available for grant under this maximum share limit.

6.  Option Price

     Subject to Section 9, the price (the "Option Price") at which each share of Common Stock subject to an Option granted under the Plan may be purchased shall be determined by the Committee at the time the Option is granted; provided, however, that the Option Price shall not be less than 100% (or, in the case of an ISO so granted to a person described in Section 4.b., 110%) of the fair market value of such share of Common Stock, as determined by the Committee. In the event that the Common Stock is listed on an established national or regional stock exchange, is admitted to quotation on the National Association of Securities Dealers Automated Quotation (NASDAQ) System, or is publicly traded on an established securities market, the Committee shall use the closing price of the Common Stock on such exchange or system or in such market (the highest such closing price if there is more than one such exchange or market) on the trading date immediately before the Option is granted (or, if there is no such closing price, then the Committee shall use the mean between the highest bid and lowest asked prices or between the high and low prices on such date), or, if no sale of the Common Stock has been made on such day, on the next preceding day on which any such sale shall have been made. If the Common Stock is not so listed, admitted, or traded, the fair market value of the Common Stock (including, in the case of any repurchase of shares, any distributions with respect thereto that would be repurchased with the shares) shall be determined in good faith by a majority of the members of the Committee, based on a consideration of all relevant factors, including recent sale and offer prices in private transactions negotiated at arms' length.

7.  Exercisability of Options

     a.  Committee Determination

   Each Option granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such event or as determined by the Committee and set forth in the Option Agreement evidencing such Option. No Option granted to a person who is a Reporting Person for purposes of the Exchange Act, however, shall be exercisable during the first six months after the date of grant. Subject to the requirement in the immediately preceding sentence, if an Option is not at the time of grant immediately exercisable, the Committee may (i) in the Option Agreement evidencing such Option, provide for the acceleration of the exercise date or dates of the subject Option upon the occurrence of specified events, and/or (ii) at the time prior to the complete termination of an Option, accelerate the exercise date or dates of such Option.

     b.  Automatic Termination of Option

     The unexercised portion of any Option granted under the Plan shall automatically terminate and shall become null and void and be of no further force or effect upon the first to occur of the following:

               (i) the tenth anniversary of the date on which such Option is granted or, in the case of any ISO granted to a person described in Section 4.b., the fifth anniversary of the date on which such ISO is granted; and

               (ii) the expiration of such period of time or the occurrence of such event as the Committee in its discretion may provide in the Option Agreement evidencing such Option.

     Each Option granted under the Plan shall be exercisable, in whole or in part, at any time and from time to time, over a period commencing on or after the date of grant and ending upon the expiration or termination of the Option, as the Committee shall determine and set forth in the Option Agreement relating to such Option or any amendment thereto. Without limiting the foregoing, the Committee, subject to the terms and conditions of the Plan, may in its sole discretion provide that an Option may not be exercised in whole or in part for any period or periods of time during which such Option is outstanding; provided, however, that any limitation or condition on the exercise of an Option contained in any Option Agreement may be rescinded, modified or waived by the Committee, in its sole discretion, at any time and from time to time after the date of grant of such Option, so as to accelerate the time at which the Option may be exercised.

Notwithstanding anything contained in the Plan to the contrary, unless otherwise provided in an Option Agreement, no Options granted under the Plan shall be affected by any change of duties or position of the Optionee (including a transfer to or from the Company or one of its subsidiaries), so long as such Optionee continues to be a director, officer, consultant or employee (as the case may be) of the Company or one of its subsidiaries.

     c.  Limitations on Option

     Notwithstanding anything contained in the Plan to the contrary, an Option shall not be an ISO to the extent the aggregate fair market value (as determined in accordance with Section 6 on the date of grant) of stock with respect to which incentive stock options are exercisable for the first time by such Optionee during any calendar year (under all such plans of the Company and its subsidiaries) exceeds $100,000.

     d.  Parachute Limitations

     Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by the Optionee with the Company, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (the "other Agreements"), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Optionee (including groups or classes of participants or beneficiaries of which the Optionee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Optionee (a "Benefit Plan"), if the Optionee is a "disqualified individual," as defined in Section 280G(c) of the Code, any Option held by that Optionee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested
(i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Optionee under this Plan, all Other Agreements, and all Benefit Plans, would cause any payment or benefit to the Optionee under this Plan to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Internal Revenue Code as then in effect (a "Parachute Payment") and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Optionee from the Company under this Plan, all Other Agreements, and all Benefit Plans would be less than the maximum after-tax amount that could be received by him without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Optionee under any other Agreement or any Benefit Plan would cause the Optionee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Optionee as described in clause (ii) of the preceding sentence then the Optionee shall have the right, in the Optionee's sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and/or any Benefit Plans that should be reduced or eliminated so as to avoid having the payment or benefit to the Optionee under this Plan be deemed to be a Parachute Payment.


8.  Procedure for Exercise

     a.  Payment

     At the time an Option is granted under the Plan, the Committee shall, in its discretion, specify one or more of the following forms of payment which may be used by an Optionee upon exercise of his Option:

          (i) cash or personal or certified check payable to the Company in an amount equal to the aggregate Option Price of the shares with respect to which the Option is being exercised;

          (ii) stock certificates (in negotiable form) representing shares of Common Stock having a fair market value
(as determined in accordance with Section 6 on the date of exercise) equal to the aggregate Option Price of the shares with respect to which the Option is being exercised; or

          (iii) a combination of the methods set forth in clauses
(i) and (ii).

b.  Notice

     An Optionee (or other person, as provided in Section 10.c.) may exercise an Option granted under the Plan in whole or in part (but for the purchase of whole shares only), as provided in the Option Agreement evidencing his Option, by delivering a written notice (the "Notice") to the Secretary of the Company. The Notice shall:

          (i) state that the Optionee elects to exercise the Option and, if applicable, whether the Option being exercised is an ISO or an NSO;

          (ii) state the number of shares with respect to which the Option is being exercised (the "Optioned Shares");

          (iii) state the method of payment for the Optioned
Shares (which method must be available to the Optionee under the terms of his Option Agreement);

          (iv) state the date upon which the Optionee desires to consummate the purchase (which date must be prior to the termination of such Option under Section 7.b.), unless the Optionee encloses with the Notice cash, a check and/or stock certificates (as the case may be) representing the aggregate Option Price of such Optioned Shares;

          (v) include any representation of the Optionee required pursuant to Section 10.a;

          (vi) in the event the Option is exercised pursuant to
Section 10.c. by any person other than the Optionee, include evidence to the satisfaction of the Committee of the right of such person to exercise the Option with the Notice; and

          (vii) include such further provisions consistent with the Plan as the Committee may from time to time require.

     The exercise date of an Option shall be the date on which the Company receives the Notice from the Optionee.

Within 30 days of the exercise of the Option, the Optionee shall deliver to the Company a copy of any election filed by the Optionee with the Internal Revenue Service under Section 83(b) of the Code.

     c.  Issuance of Certificates

     The Company shall issue a stock certificate in the name of the Optionee (or such other person exercising the Option in accordance with the provisions of Section 10.c.) for the Optioned Shares as soon as practicable after receipt of the Notice and payment of the aggregate Option Price for such shares. A separate stock certificate or separate stock certificates shall be issued for any shares of Common Stock purchased pursuant to the exercise of an Option that is an ISO, which certificate or certificates shall not include any shares of Common Stock that were purchased pursuant to the exercise of an Option that is an NSO. All certificates representing the Optioned Shares shall be marked with the legend set forth in Section 10.a., if applicable, and Section 10.b., if applicable. Neither the Optionee nor any person exercising an Option in accordance with the provisions of Section l0.c. shall have any privileges as a stockholder of the Company with respect to any shares of stock subject to an Option granted under the Plan until the date of issuance of a stock certificate pursuant to this Section 8.c.

9.  Adjustments

     a.  Changes in Stock

     If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company, occurring after the Effective Date, the number and kinds of shares for the acquisition of which Options may be granted under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Options are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the outstanding Option but shall include a corresponding proportionate adjustment in the Option Price per share.

     b.  Reorganization in Which the Company is the Surviving
Corporation

     Subject to Sections 9.a. and c., if the Company shall be the surviving corporation in any reorganization, merger, or consolidation of the Company with one or more other corporations, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation.

     c.  Reorganization in Which the Company Is Not the Surviving
Corporation or Sale of Assets or Stock

     Upon the dissolution or liquidation of the Company, or upon a merger, consolidation, or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, or upon a sale or other transfer of substantially all of the assets of the Company to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board of Directors that results in any person or entity (other than persons who are stockholders of the Company at the time the Plan is approved by the stockholders and other than a corporation or other trade or business that is controlled by or under common control with the Company, determined in accordance with the principles of Sections 414(b) and 414(c) of the Code and the regulations thereunder) owning 80 percent or more of the combined voting power, or 80 percent or more of the total value, of all classes of stock of the Company, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of such Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each individual holding an Option shall have the right (subject to the Plan's general limitations on exercise), immediately before the occurrence of such termination and during such period occurring before such termination as the Committee, in its sole discretion, shall determine and designate, to exercise such Option in whole or in part, subject to the limitations on the exercisability of an Option (including the acceleration of such exercisability) under Section 7.d. Unless the Committee otherwise provides in an Option Agreement for the imposition of such limitations on the exercisability of an Option, the Option may be exercised before termination without regard to any installment limitation or other condition on exercise imposed pursuant to the terms of the Plan, but subject to the limitations on the exercisability of an Option (including the acceleration of such exercisability) under Section 7.d. The Committee shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its stockholders.

     d.  Special Rules

     The following rules shall apply in connection with Sections
9.a., b. and c. above:

     (i) No fractional shares shall be issued as a result of any such adjustment, and any fractional shares resulting from the computations pursuant to Section 9.a., b. or c. shall be eliminated from the respective Options.

     (ii) No adjustment shall be made for cash dividends or the issuance to stockholders or rights to subscribe for additional shares of Common Stock or other securities.

     (iii) Any adjustments referred to in Section 9a. or b. shall be made by the Committee in its sole discretion and shall be conclusive and binding on all persons holding Options granted under the Plan.

10.  Restriction on Options and Optioned Shares

     a.  Compliance with Securities Laws

     No Options shall be granted under the Plan, and no shares of Common Stock shall be issued and delivered upon the exercise of Options granted under the Plan, unless and until any applicable Federal or state registration, listing and/or qualification requirements and any other requirements of law or of any regulatory agencies having jurisdiction shall have been fully complied with, unless the Committee has received evidence satisfactory to it that a prospective Optionee may acquire such shares pursuant to an exemption from registration under the applicable securities laws. Any determination in this connection by the Committee shall be final, binding, and conclusive.

     The Committee, in its discretion, may, as a condition to the exercise of any Option granted under the Plan, require an Optionee (i) to represent in writing that the shares of Common Stock received upon exercise of an Option are being acquired for investment and not with a view to distribution and (ii) to make such other representations and warranties as are deemed necessary by counsel to the Company. Stock certificates representing unregistered shares of Common Stock acquired upon the exercise of Options shall bear the following legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.


     b.  Right of First Refusal; Right of First offer

     The Committee, in its discretion, may provide in any Option Agreement that the Company shall have a right of first refusal or right of first offer on the sale or transfer of any shares of Common Stock issued upon exercise of an Option granted under the Plan, in the manner provided therein, such right of first refusal or right of first offer to expire upon the consummation of the initial public offering of Common Stock registered under the Securities Act of 1933 (the "Securities Act"). Any certificate representing shares of Common Stock issued pursuant to an Option Agreement containing a right of first refusal or right of first offer shall bear the following legend:

     ADDITIONALLY, THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE PROVISIONS SPECIFIED IN THE STOCK OPTION AGREEMENT DATED (Agreement Date) BETWEEN MEDIMMUNE, INC., A DELAWARE CORPORATION, AND (Name of Optionee") AND NO TRANSFER OF THESE SHARES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF MEDIMMUNE, INC.

     c.  Nonassignability of Option Rights

     No Option granted under this Plan shall be assignable or otherwise transferable by the Optionee except by will or by the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by the Optionee. In the event an Optionee dies during his employment by the Company or any of its subsidiaries, or during any period specified in the Option Agreement following the date of termination of such employment, his Option shall thereafter be exercisable, during any period specified pursuant to Section 7.b. by his executors or administrators to the full extent to which such Option was exercisable by the Optionee at the time of his death. In the event an Optionee becomes legally incapacitated, his Option shall thereafter be exercisable during the period specified pursuant to
Section 7.b. by his legal guardian, committee, or legal representative to the full extent to which the Option was exercisable by the Optionee.

     d.  Repurchase Rights

     In the event of termination for cause, the Company shall have the right to repurchase at cost (or such other amount as determined by the Committee) all or part of the shares obtained as a result of the exercise of an Option and in the event of any other termination, the Company may have the right to repurchase such shares at Fair Market Value as determined by the Committee.

To the extent consistent with the terms of any option agreement, the Company may retain the right to assign its rights to repurchase shares to any person, in which case the assignee shall have all rights and be entitled to all benefits with respect thereto afforded to the Company under this Plan and the relevant agreement.

11.  Cancellation and New Grant of Options, etc.

     The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, (i) the cancellation of any or all outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock and having an Option Price per share which may be lower or higher than the Option Price per share of the cancelled Options or (ii) the amendment of the terms of any and all outstanding Options under the Plan to provide an Option Price per share which is higher or lower than the then-current exercise price per share of such outstanding Options.

12.  Other Employee Benefits

     The amount of any compensation deemed to be received by an employee as a result of the exercise of an Option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors or the Committee.

     13.  Effective Date of Plan

     This Plan shall become effective on the date (the "Effective Date") of its adoption by the Board; provided, however, that no Option shall be exercisable by an Optionee unless and until the Plan shall have been approved by the stockholders of the Company at a meeting of stockholders held in accordance with the provisions of its Certificate of Incorporation and By-laws, or by written consent in accordance with applicable state law and the Certificate and By-laws which approval shall be obtained within 12 months before or after the adoption of the Plan by the Board. If the stockholders fail to approve the Plan within one year from the Effective Date, any Options granted hereunder shall be null and void and of no effect.

14.  Expiration and Termination of the Plan

     Except with respect to Options then outstanding, the Plan shall expire on (i) the tenth anniversary of the date on which the Plan is adopted by the Board, (ii) the tenth anniversary of the date on which the Plan is approved by the stockholders of the Company, or (iii) the date as of which the Board, in its sole discretion, determines that the Plan shall terminate, whichever is the first to occur (the "Expiration Date"). Any Options outstanding as of the Expiration Date shall remain in effect until they have been exercised or have terminated or expired by their respective terms.

15.  Amendment of Plan

     The Board may at any time prior to the Expiration Date modify and amend the Plan in any respect; provided, however, that the approval of the Company's stockholders by at least a majority of the votes cast at a duly held meeting of stockholders of the Company at which a quorum representing a majority of all the outstanding shares of voting stock of the Company is present, either in person or by proxy, and voting on the amendment or by written consent in accordance with applicable state law and certificate of incorporation of the Company, will be required for any amendment which (i) changes the class of persons eligible for the grant of Options, as specified in Section 4, (ii) increases (unless pursuant to Section 9) the maximum number of shares subject to Options granted under the Plan, as specified in
Section 3, or (iii) materially increases the benefits accruing to participants under the Plan, within the meaning of Rule 16b-3.


16.  Captions

     The use of captions in this Plan or any Option Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Option Agreement.


17.  Disqualifying Dispositions

     If stock acquired by exercise of an ISO granted under this Plan is disposed of within two years following the date of grant of the ISO or one year following the transfer of the Optioned Shares to the Optionee (a "disqualifying disposition"), the holder of the Optioned Shares shall, immediately prior to such disqualifying disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

18.  Withholding Taxes

     (a) The Company shall have the right to deduct from payments of any kind otherwise due to the Optionee any Federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of Options under the Plan. At the time of exercise, the Optionee shall pay to the Company any amount that the Company may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the Optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an Option or (ii) by delivering to the Company shares of Common Stock already owned by the Optionee. The shares so delivered or withheld shall have a Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. An Optionee who has made an election pursuant to this Section 18(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

     (b) Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3(e) or any successor rule under the Exchange Act.


19.  Other Provisions

     Each Option granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board of Directors, in its sole discretion. Notwithstanding the foregoing, each ISO granted under the Plan shall include those terms and conditions which are necessary to qualify the ISO as an "incentive stock option" within the meaning of the Section 422 of the Code or the regulations thereunder and shall not include any terms or conditions which are inconsistent therewith.

20.  Number and Gender

     With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, and vice versa, as the context requires.

21.  Severability

     If any provision of the Plan or any Option Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

22.  Governing Law

     The validity and construction of this Plan and the instruments evidencing the Options granted hereunder shall be governed by the laws of the State of Delaware.